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                             EXHIBITS 5.1 AND 23.1


              Opinion of Tyler Technologies, Inc. Corporate Counsel

              Consent of Tyler Technologies, Inc. Corporate Counsel


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                                                             EXHIBIT 5.1 AND 5.2



                                  June 30, 1999

Tyler Technologies, Inc.
2800 W. Mockingbird Lane
Dallas, Texas  75235

                  Re: Registration Statement on Form S-8 for the Tyler Technologies, Inc. Stock Option Plan

Gentlemen:

         I have acted as special counsel to Tyler Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable pursuant to the Tyler Technologies, Inc. Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July 1, 1999 (the "Registration Statement").

         In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents, and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein, which were not independently established.

         Based on the foregoing, I am of the opinion that the Shares will be, if and when issued and paid for in accordance with the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                        By: /s/ H. Lynn Moore, Jr.
                                            ----------------------
                                            H. Lynn Moore, Jr.
                                            Corporate Counsel